Exhibit 99.1
NEWS RELEASE

Sylvamo Quarterly Results Higher Than Guidance,
Cost Reduction Program Announced

MEMPHIS, Tenn. – Nov. 9, 2023 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing third quarter 2023 earnings.

Financial Highlights – Third Quarter vs. Second Quarter

•Net income from continuing operations of $58 million ($1.37 per diluted share) vs. $49 million ($1.14 per diluted share)
•Adjusted operating earnings1 (non-GAAP) of $72 million ($1.70 per diluted share) vs. $49 million ($1.14 per diluted share)
•Adjusted EBITDA2 (non-GAAP) of $158 million (18% margin) vs. $124 million (14% margin)
•Cash provided by operating activities from continuing operations of $197 million vs. $77 million
•Free cash flow3 (non-GAAP) of $155 million vs. $33 million

Commercial and Operational Highlights – Third Quarter vs. Second Quarter

•Price and mix decreased by $55 million due primarily to lower paper prices in Europe and on exports from Latin America, as well as lower global pulp prices
•Volume increased by $6 million due to increases in Latin America and North America
•Operations and other costs improved by $1 million due to better operating and supply chain results offset by $13 million in higher unabsorbed fixed costs from increased economic downtime
•Planned maintenance outage expenses decreased by $55 million
•Input costs improved by $27 million driven by favorable fiber, chemical and transportation costs

Fourth Quarter Outlook

•Adjusted EBITDA of $90 million to $110 million
•Compared to the third quarter:
◦Price and mix are expected to decrease by $20 million to $25 million, primarily reflecting prior paper price decreases in Europe and unfavorable geographic mix in Latin America and North America

◦Volume is projected to improve by $20 million to $25 million, with seasonally stronger volume in Latin America and positive trends in North America
◦Operations and other costs are expected to increase by $25 million to $30 million due primarily to seasonally higher costs in Europe and North America
◦Input and transportation costs are projected to increase by $5 million to $10 million, mainly due to seasonally higher energy
◦Total planned maintenance outage expenses are expected to increase by $25 million

Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras

Third quarter earnings were higher than our outlook. We took measures to maximize free cash flow, including selling and administrative cost reductions, shrinking working capital and adjusting the timing of capital spending. We now expect free cash flow for the year to be more than $270 million.

By the end of the third quarter, we returned $85 million to shareowners this year. In the third quarter, we also deposited $60 million in escrow to remove cash return limits in our credit agreement. As of Nov. 9, we have returned $110 million this year and plan to return a total of $125 million in 2023.

Our board of directors increased our regular dividend by 20%, declaring a fourth quarter $0.30 per share dividend and a special $0.30 per share dividend. We paid both, totaling $25 million, Oct. 17. The board also authorized an incremental $150 million share repurchase program. At the end of the third quarter, the May 2022 and September 2023 authorizations collectively had $167 million remaining. We will continue to look for opportunities to repurchase shares at attractive prices.

Sylvamo competes as a low-cost producer of commodity products sold in mature-demand, cyclical markets. In the spirit of continuous improvement, we initiated a cost reduction program called Project Horizon. The project will streamline our organization and cost structures and make us a leaner, stronger company.

Before inflation, we are targeting run rate savings of at least $110 million by the end of 2024. Approximately two-thirds of the target will come from operational improvements in our mills and supply chains. The balance will consist of selling and administrative cost reductions, including the elimination of approximately 150 positions, or nearly 7% of our global salaried workforce.

Since becoming an independent company just over two years ago, we note a few key milestones:

•Improved our financial position by reducing debt 35%
•Generated more than $1.3 billion in adjusted EBITDA (19% margin) and $568 million in free cash flow
•Returned $200 million in cash to our shareowners

We remain focused on uncoated freesheet and will create long-term value through our talented teams, iconic brands and low-cost mills in favorable locations. Sylvamo is a cash flow story. We will continue to leverage our strengths to drive high returns on invested capital, generate free cash flow and use that cash to increase shareowner value by maintaining a strong financial position, returning cash to shareowners and reinvesting in our business.

1 Adjusted Operating Earnings (non-GAAP) are net income (loss) (GAAP) excluding discontinued operations, net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

2 Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP) excluding discontinued operations, net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, transition service agreement expense, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of its operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

3 Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities from continuing operations. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Select Financial Measures

(In millions)	Third Quarter 2023	Second Quarter 2023	Third Quarter 2022
Net Sales	$897	$919	$968
Net Income from Continuing Operations	58	49	109
Net Income	58	49	57
Business Segment Operating Profit	116	82	175
Adjusted Operating Earnings	72	49	112
Adjusted EBITDA	158	124	216
Cash Provided By Operating Activities From Continuing Operations	197	77	146
Free Cash Flow	155	33	114

Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (d) under the "Sales and Earnings by Business Segment" table (page 8). Third quarter 2023 net sales by business segment and operating profit by business segment compared with the second quarter of 2023 and the third quarter of 2022 are as follows:

Business Segment Results

(In millions)	Third Quarter 2023	Second Quarter 2023	Third Quarter 2022
Net Sales by Business Segment
Europe	$184	$210	$130
Latin America	246	250	270
North America	476	474	589
Inter-segment Sales	(9)	(15)	(21)
Net Sales	$897	$919	$968
Operating Profit by Business Segment
Europe	$(14)	$(11)	$19
Latin America	55	48	58
North America	75	45	98
Business Segment Operating Profit	$116	$82	$175
Operating profits in the third quarter of 2023:
Europe - $(14) million compared with $(11) million in the second quarter of 2023. Earnings were slightly lower as lower planned maintenance outages and lower input costs were more than offset by lower price and mix and higher unabsorbed costs due to economic downtime.
Latin America - $55 million compared with $48 million in the second quarter of 2023. Earnings were higher as lower operating and input costs and lower planned maintenance outages more than offset lower export price and mix.
North America - $75 million compared with $45 million in the second quarter of 2023. Earnings were higher as lower operating and input costs, higher volumes and lower planned maintenance outages more than offset lower price and mix and higher unabsorbed costs due to economic downtime.

Effective Tax Rate

The reported effective tax rate for continuing operations for the third quarter of 2023 was 36%, compared to 30% for the second quarter of 2023. The higher rate for the third quarter was due to a change in estimated Annual Effective Tax Rate (AETR) to reduce the expected benefit of foreign tax attributes and also a mix of earnings in our regions.

Excluding net special items, the effective tax rate for the third quarter of 2023 was 33%, compared with 30% for the second quarter of 2023.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision from continuing operations and rate to exclude the tax effect of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items related to continuing operations in the third quarter of 2023 amounted to a net after-tax charge of $14 million ($0.33 per diluted share) compared with net after-tax income of $0 million ($0.00 per diluted share) in the second quarter of 2023.

Earnings Webcast
The company will host an audio webcast at 10 a.m. EST / 9 a.m. CST. All interested parties are invited to listen at investors.sylvamo.com.

Parties who wish to participate should call +1-877-336-4440 (U.S.) or +1-409-207-6984 (international) and use access code 763504. Participants should call in no later than 9:45 a.m. EST / 8:45 a.m. CST.
Replays are available at investors.sylvamo.com for one year and by phone for 90 days, beginning at approximately 2 p.m. EST / 1 p.m. CST the day of the call. To listen to the replay by phone, call +1-866-207-1041 (U.S.) or +1-402-970-0847 (international) and use access code 7814753.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2022 were $3.6 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the headings "Fourth Quarter Outlook" and "Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023		2022			2023		2022
Net Sales	$897		$968		$919	$2,757		$2,701
Costs and Expenses
Cost of products sold	665	(a)	687	(e)	721	2,055	(a)	1,965	(e)
Selling and administrative expenses	89	(b)	80	(f)	76	248	(b)	227	(f)
Depreciation, amortization and cost of timber harvested	36		30		34	105		94
Taxes other than payroll and income taxes	7		6		6	19		18
Interest expense (income), net	9		18		12	28	(d)	52
Income From Continuing Operations Before Income Taxes	91		147		70	302		345
Income tax provision	33	(c)	38	(g)	21	98	(c)	97	(g)
Net Income From Continuing Operations	58		109		49	204		248
Discontinued operations, net of tax	—		(52)	(h)	—	—		(224)	(i)
Net Income (Loss)	$58		$57		$49	$204		$24
Basic Earnings Per Share
Income from continuing operations	$1.39		$2.47		$1.16	$4.83		$5.62
Discontinued operations, net of taxes	—		(1.18)		—	—		(5.08)
Net earnings (loss)	$1.39		$1.29		$1.16	$4.83		$0.54
Diluted Earnings Per Share
Income from continuing operations	$1.37		$2.44		$1.14	$4.77		$5.58
Discontinued operations, net of taxes	—		(1.16)		—	—		(5.04)
Net earnings (loss)	$1.37		$1.28		$1.14	$4.77		$0.54
Average Shares of Common Stock Outstanding - Diluted	42		45		43	43		44
The accompanying notes are an integral part of this condensed consolidated statement of operations.

Three Months and Nine Months Ended September 30, 2023

(a) Includes pre-tax loss of $3 million ($2 million after taxes) for the three and nine months ended September 30, 2023, for certain severance costs related to our salaried workforce and incremental expense of $9 million ($7 million after taxes) for the nine months ended September 30, 2023, related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

(b) Includes a pre-tax loss of $10 million ($8 million after taxes) for the three months and nine months ended September 30, 2023, for certain severance costs related to our salaried workforce. Also includes pre-tax loss of $3 million ($2 million after taxes) for the three months ended September 30, 2023, and a pre-tax loss of $8 million ($6 million after taxes) for the nine months ended September 30, 2023, for transaction costs related to the Nymölla acquisition. Finally, includes a pre-tax loss of $4 million ($3 million after taxes) for the nine months ended September 30, 2023 for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement.

(c)    Includes a $2 million tax expense for the three and nine months ended September 30, 2023 related to the write-off of certain deferred tax assets.

(d) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2023.

Three Months and Nine Months Ended September 30, 2022

(e) Includes pre-tax loss of $3 million ($2 million after taxes) for the three months ended September 30, 2022, and a pre-tax loss of $4 million ($3 million after taxes) for the nine months ended September 30, 2022, for one-time costs associated with the spin-off.

(f) Includes pre-tax loss of $7 million ($5 million after taxes) for the three months ended September 30, 2022, and a pre-tax loss of $19 million ($14 million after taxes) for the nine months ended September 30, 2022, for one-time costs associated with the spin-off.

(g)    Includes a $4 million tax benefit related to the reversal of a valuation allowance on foreign deferred tax assets.

(h) Includes a pre-tax charge of $78 million ($78 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations.

(i)     Includes a pre-tax charge of $234 million ($234 million after taxes) to reserve for the elimination of the cumulative foreign currency translation loss related to our Russian operations and a pre-tax charge of $68 million ($57 million after taxes) related to the impairment of our Russian fixed assets.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Net Income (Loss)	$58	$57	$49	$204	$24
Less: Discontinued operations, net of tax	—	(52)	—	—	(224)
Net income From Continuing Operations	58	109	49	204	248
Add back: Net special items expense (income)	14	3	—	25	13
Adjusted Operating Earnings	$72	$112	$49	$229	$261

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Diluted Earnings (Loss) Per Common Share as Reported	$1.37	$1.28	$1.14	$4.77	$0.54
Less: Discontinued operations, net of tax	—	(1.16)	—	—	(5.04)
Continuing Operations	1.37	2.44	1.14	4.77	5.58
Add back: Net special items expense (income)	0.33	0.07	—	0.58	0.29
Adjusted Operating Earnings Per Share	$1.70	$2.51	$1.14	$5.35	$5.87

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Europe	$184	$130	$210	$624	$382
Latin America	246	270	250	718	734
North America	476	589	474	1,455	1,646
Inter-segment Sales	(9)	(21)	(15)	(40)	(61)
Net Sales	$897	$968	$919	$2,757	$2,701

Operating Profit by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023		2022			2023		2022
Europe	$(14)		$19		$(11)	$(2)		$38
Latin America	55		58		48	149		156
North America	75		98		45	217		226
Business Segment Operating Profit	$116		$175		$82	$364		$420

Income from Continuing Operations Before Income Taxes	$91		$147		$70	$302		$345
Interest expense (income), net	9		18		12	28	(b)	52
Net special items expense (income)	16	(a)	10	(c)	—	34	(a)	23	(c)
Business Segment Operating Profit (d)	$116		$175		$82	$364		$420

Three Months and Nine Months Ended September 30, 2023

(a) Includes pre-tax loss of $13 million ($10 million after taxes) for the three months and nine months ended September 30, 2023 for certain severance costs related to our salaried workforce. Also includes a pre-tax loss of $3 million ($2 million after taxes) for the three months ended September 30, 2023, and a pre-tax loss of $8 million ($6 million after taxes) for the nine months ended September 30, 2023, for transaction costs related to the Nymölla acquisition. Finally, includes a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement and incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter for the nine months ended September 30, 2023.
(b) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2023.
Three Months and Nine Months Ended September 30, 2022

(c) Includes pre-tax loss of $10 million ($7 million after taxes) for the three months ended September 30, 2022, and a pre-tax loss of $23 million ($17 million after taxes) for the nine months ended September 30, 2022, for one-time costs associated with the spin-off.

(d) As set forth in the chart above, business segment operating profit is defined as income from continuing operations before income taxes, but excluding net interest expense (income) and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Net Income (Loss)	$58	$57	$49	$204	$24
Less: Discontinued operations, net of tax	—	(52)	—	—	(224)
Net Income From Continuing Operations	58	109	49	204	248
Adjustments:
Income tax provision	33	38	21	98	97
Interest expense (income), net	9	18	12	28	52
Depreciation, amortization and cost of timber harvested	36	30	34	105	94
Stock-based compensation	6	5	8	21	16
Transition service agreement expense	—	6	—	—	21
Net special items expense (income)	16	10	—	34	23
Adjusted EBITDA	$158	$216	$124	$490	$551
Net Sales	$897	$968	$919	$2,757	$2,701
Adjusted EBITDA Margin	17.6%	22.3%	13.5%	17.8%	20.4%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Adjusted EBITDA
Europe	$(5)	$24	$(3)	$23	$54
Latin America	74	74	67	204	209
North America	89	118	60	263	288
Total Business Segment Adjusted EBITDA	$158	$216	$124	$490	$551
Net Sales (excluding discontinued operations and inter-segment sales eliminations)
Europe	$184	$130	$210	$624	$382
Latin America	246	270	250	718	734
North America	476	589	474	1,455	1,646
Total Business Segment Net Sales	$906	$989	$934	$2,797	$2,762
Adjusted EBITDA Margin
Europe	(3)%	18%	(1)%	4%	14%
Latin America	30%	27%	27%	28%	28%
North America	19%	20%	13%	18%	17%

SYLVAMO CORPORATION
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and temporary investments	$194	$360
Restricted cash	60	—
Accounts and notes receivable, net	423	450
Contract assets	25	30
Inventories	456	364
Other current assets	28	39
Total Current Assets	1,186	1,243
Plants, Properties and Equipment, Net	949	817
Forestlands	346	322
Goodwill	134	128
Right of Use Assets	39	35
Deferred Charges and Other Assets	131	165
Total Assets	$2,785	$2,710
Liabilities and Equity
Current Liabilities
Accounts payable	$382	$453
Notes payable and current maturities of long-term debt	53	29
Accrued payroll and benefits	66	81
Other current liabilities	173	165
Total Current Liabilities	674	728
Long-Term Debt	946	1,003
Deferred Income Taxes	202	183
Other Liabilities	127	118
Equity
Common stock, $1 par value, 200.0 shares authorized, 44.5 shares and 44.2 shares issued and 41.5 shares and 42.6 shares outstanding at September 30, 2023 and December 31, 2022, respectively	45	44
Paid-In Capital	45	25
Retained Earnings	2,185	2,029
Accumulated Other Comprehensive Loss	(1,298)	(1,338)
	977	760
Less: Common stock held in treasury, at cost, 2.9 shares and 1.6 shares at September 30, 2023 and December 31, 2022, respectively	(141)	(82)
Total Equity	836	678
Total Liabilities and Equity	$2,785	$2,710

Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income from continuing operations	$204	$248
Depreciation, amortization, and cost of timber harvested	105	94
Deferred income tax provision (benefit), net	4	4
Stock-based compensation	21	16
Changes in operating assets and liabilities and other
Accounts and notes receivable	99	(81)
Inventories	(46)	(76)
Accounts payable and accrued liabilities	(122)	18
Other	72	53
Cash Provided By Operating Activities from Continuing Operations	337	276
Cash Provided By Operating Activities from Discontinued Operations, net	—	20
Cash Provided By Operating Activities	337	296
Investment Activities
Invested in capital projects	(147)	(91)
Acquisition of business	(167)	—
Cash Provided By (Used for) Investment Activities from Continuing Operations	(314)	(91)
Cash Provided By (Used for) Investment Activities from Discontinued Operations, net	—	(5)
Cash Provided By (Used for) Investment Activities	(314)	(96)
Financing Activities
Dividends paid	(32)	(5)
Issuance of debt	443	—
Reduction of debt	(482)	(174)
Repurchases of common stock	(53)	—
Other	(7)	(2)
Cash Provided By (Used for) Financing Activities from Continuing Operations	(131)	(181)
Cash Provided By (Used for) Financing Activities from Discontinued Operations, net	—	(1)
Cash Provided By (Used for) Financing Activities	(131)	(182)
Effect of Exchange Rate Changes on Cash	2	27
Change in Cash Included in Assets Held for Sale	—	41
Change in Cash, Temporary Investments and Restricted Cash	(106)	4
Cash, Temporary Investments and Restricted Cash
Beginning of the period	360	159
End of the period	$254	$163

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2023	Nine Months Ended September 30,
	2023	2022		2023	2022
Cash Provided By Operating Activities From Continuing Operations	$197	$146	$77	$337	$276
Adjustments:
Cash invested in capital projects	(42)	(32)	(44)	(147)	(91)
Free Cash Flow	$155	$114	$33	$190	$185

Reconciliation of Net Income From Continuing Operations to Adjusted EBITDA - Since Spin-off
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Nine Months Ended September 30, 2023	October 1, 2021 Through September 30, 2023

Net Income From Continuing Operations	$29	$336	$204	$569
Adjustments:
Income tax provision	28	131	98	257
Interest expense (income), net	18	69	28	115
Depreciation, amortization and cost of timber harvested	31	125	105	261
Stock-based compensation	4	20	21	45
Transition services agreement expense	7	23	—	30
Net Special items expense	6	17	34	57
Adjusted EBITDA	$123	$721	$490	$1,334
Net Sales	$778	$3,628	$2,757	$7,163
Adjusted EBITDA Margin	15.8%	19.9%	17.8%	18.6%

Reconciliation of Cash Provided by Operations to Free Cash Flow - Since Spin-off
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Nine Months Ended September 30, 2023	October 1, 2021 Through September 30, 2023

Cash Provided By Operating Activities From Continuing Operations	$131	$418	$337	$886
Adjustments:
Cash invested in capital projects	(22)	(149)	(147)	$(318)
Free Cash Flow	$109	$269	$190	$568

SYLVAMO CORPORATION
Reconciliation of Net Income From Continuing Operations to Adjusted EBITDA - 2023 Outlook
Estimates
(In millions)

Three Months Ended December 31, 2023

Net Income From Continuing Operations	$18 - $32
Adjustments:
Income tax provision	8 - 14
Interest expense (income), net	13
Depreciation, amortization and cost of timber harvested	37
Stock-based compensation	6
Net special items expense	8
Adjusted EBITDA	$90 - $110

Reconciliation of Cash Provided by Operations to Free Cash Flow - 2023 Outlook
Estimates
(In millions)

Twelve Months Ended December 31, 2023

Cash Provided By Operating Activities From Continuing Operations	> $485
Adjustments:
Cash invested in capital projects	(< $215)
Free Cash Flow	> $270

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.